UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2006

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On December 15, 2005, we came to the conclusion that our financial statements for the fiscal year ended January 31, 2005 and the fiscal quarters ended April 30, 2005, July 31, 2005 and October 31, 2005 as filed should no longer be relied upon. The reason for this conclusion was our realization that we are required under generally accepted accounting principles to treat of the acquisition of Liberty Star Gold Corp. in our financial statements for the fiscal periods indicated above, not as a reverse merger, reverse acquisition or a recapitalization as we had done but rather to classify it as an acquisition of assets for fair value. As a result of revisions to our accounting treatment of our acquisition of Liberty Star Gold Corp., we have filed on Edgar amended financial statements in an amended 10-KSB/A for the fiscal year ended January 31, 2005, and amended forms 10-QSB/A for the fiscal periods ended April 30, 2005, July 31, 2005 and October 31, 2005.

Our authorized officers discussed the matters disclosed in this Item 4.02 filing with our independent auditors.

D/BIP/813276.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President

Date: January 24, 2006